Exhibit 99.1

ORASURE TECHNOLOGIES AND ABBVIE AGREE TO AN EARLY TERMINATION OF

HCV CO-PROMOTION AGREEMENT

- Investor Conference Call Scheduled Today at 8:30 a.m. Eastern Time -

BETHLEHEM, Pa. – July 1, 2016 – OraSure Technologies (NASDAQ: OSUR), a market leader in point of care diagnostics, announced today that OraSure Technologies and AbbVie have mutually agreed to an early termination of their Master Program Services and Co-Promotion Agreement under which the companies have been co-promoting OraSure’s OraQuick® HCV Rapid Antibody Test in the United States. The agreement was originally scheduled to continue through December 31, 2019 and will now end on December 31, 2016.

Under the agreement, which was signed in June 2014, OraSure granted exclusive rights to AbbVie to co-promote the OraQuick® HCV test in certain U.S. markets and provided certain additional services in support of HCV testing in exchange for up to $75 million from AbbVie in exclusivity payments over the term of the agreement.

Following the termination of the agreement, AbbVie will be relieved of its co-promotion obligations, including its obligation to detail the OraQuick® HCV Rapid Test into physician offices, and will have no further financial obligations to OraSure. OraSure will no longer be obligated to compensate AbbVie for product detailing activities and will be free to pursue arrangements with other pharmaceutical companies to market and promote its OraQuick® HCV Rapid Antibody Test in the U.S.

As previously disclosed, the Company has been ratably recognizing the $75 million in aggregate exclusivity payments contemplated by the agreement over the original five and one-half year term. As a result of the shortened term, only a portion of the $75 million will be received by OraSure and an additional $5.4 million in exclusivity payments will be ratably recognized as revenue over the remainder of 2016.

“Demand for our OraQuick® HCV Rapid Test is growing,” said Douglas A. Michels, President and Chief Executive Officer of OraSure Technologies. “With newly available HCV therapeutics people can be cured of the disease over a relatively short period of time with minimal side effects. In addition, both government and non-government agencies are increasing efforts to identify new HCV patients. We believe these factors will continue to positively impact sales of our test.”

The OraQuick® HCV test is the first and only FDA-approved and CLIA-waived point of care test for detection of HCV infection in at-risk individuals. The simple platform enables healthcare providers to deliver a diagnosis in 20 minutes, using finger stick or venipuncture blood.

Conference Call

The Company will host a conference call and audio webcast today at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time). On the call will be Douglas A. Michels, President and Chief Executive Officer and Ronald H. Spair, Chief Financial Officer and Chief Operating Officer. The call will include prepared remarks by management on the early termination of the OraSure/AbbVie co-promotion agreement and on certain potential business opportunities that could positively impact the Company’s future growth. There will also be a question and answer session.

In order to listen to the conference call, please either dial (844) 831-3030 (Domestic) or (315) 625-6887 (International) and reference Conference ID #42635222 or go to OraSure Technologies’ web site at www.orasure.com and click on the Investor Relations page. Please click on the webcast link and follow the prompts for registration and access ten (10) minutes prior to the call. A replay of the call will be archived on OraSure Technologies’ web site shortly after the call has ended and will be available for seven days. A replay of the call can also be accessed until July 8, 2016, by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the Conference ID 42635222.

About OraSure Technologies

OraSure Technologies is a leader in the development, manufacture and distribution of point-of-care diagnostic and collection devices and other technologies designed to detect or diagnose critical medical conditions. Its first-to-market, innovative products include rapid tests for the detection of antibodies to HIV and HCV on the OraQuick® platform, oral fluid sample collection, stabilization and preparation products for molecular diagnostic applications, and oral fluid laboratory tests for detecting various drugs of abuse. OraSure’s portfolio of products is sold globally to various clinical laboratories, hospitals, clinics, community-based organizations and other public health organizations, research and academic institutions, distributors, government agencies, physicians’ offices, commercial and industrial entities and consumers. The Company’s products enable healthcare providers to deliver critical information to patients, empowering them to make decisions to improve and protect their health.

For more information on OraSure Technologies, please visit www.orasure.com.

Important Information

This press release contains certain forward-looking statements, including with respect to expected revenues and earnings/loss per share. Forward-looking statements are not guarantees of future performance or results. Known and unknown factors that could cause actual performance or results to be materially different from those expressed or implied in these statements include, but are not limited to: ability to market and sell products, whether through our internal, direct sales force or third parties; ability to manufacture products in accordance with applicable specifications, performance standards and quality requirements; ability to obtain, and timing and cost of obtaining, necessary regulatory approvals for new products or new indications or applications for existing products; ability to comply with applicable regulatory requirements; ability to effectively resolve warning letters, audit observations and other findings or comments from the FDA or other regulators; changes in relationships, including disputes or disagreements, with strategic partners or other parties and reliance on strategic partners for the performance of critical activities under collaborative arrangements; failure of distributors or other customers to meet purchase forecasts, historic purchase levels or minimum purchase requirements for our products; impact of replacing distributors; inventory levels at distributors and other customers; ability of DNA Genotek to achieve its financial and strategic objectives and continue to increase its revenues; ability to identify, complete, integrate and realize the full benefits of future acquisitions; impact of competitors, competing products and technology changes; impact of negative economic conditions, high unemployment and poor credit conditions; reduction or deferral of public funding available to customers; competition from new or better technology or lower cost products; ability to develop, commercialize and market new products; market acceptance of oral fluid testing or other products; changes in market acceptance of products based on product performance or other factors, including changes in CDC or other testing guidelines, algorithms or other recommendations; ability to fund research and development and other products and operations; ability to obtain and maintain new or existing product distribution channels; reliance on sole supply sources for critical products and components; availability of related products produced by third parties or products required for use of our products; history of losses and ability to achieve sustained profitability; ability to utilize net operating loss carry forwards or other deferred tax assets; volatility of OraSure’s stock price; uncertainty relating to patent protection and potential patent infringement claims; uncertainty and costs of litigation relating to patents and other intellectual property; availability of licenses to patents or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally, including the impact of changes in international funding sources and testing algorithms; adverse movements in foreign currency exchange rates; loss or impairment of sources of capital; ability to attract and retain qualified personnel; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; the impact of terrorist attacks and civil unrest; and general political, business and economic conditions. These and other factors are discussed more fully in the Company’s Securities and Exchange Commission filings, including its registration statements, Annual Report on Form 10-K for the year ended December 31, 2015, Quarterly Reports on Form 10-Q, and other filings with the SEC. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. The forward-looking statements are made as of the date of this press release and OraSure Technologies undertakes no duty to update these statements.

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